SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                           __________



                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) of the
                SECURITIES EXCHANGE ACT OF 1934





        Date of earliest event reported:  August 30, 2000





                          ANSYS, Inc.
       (Exact name of registrant as specified in charter)



      Delaware               0-20853              04-3219960
(State or other jurisdiction (Commission        (IRS employer
 of incorporation)           file number)    identification no.)



 275 Technology Drive, Canonsburg, Pennsylvania     15317
(Address of principal executive offices)          (Zip code)




       Registrant's telephone number, including area code:
                         (724) 726-3304

                       Page 1 of 64 Pages
                Exhibit Index appears on Page 5














Item 2.   Acquisition or Disposition of Assets.

            On August 30, 2000, ANSYS, Inc. and GenesisOne Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of ANSYS, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Pacific Marketing and Consulting, Inc., a California corporation ("PMAC"), Mr. Armin Wulf, Mr. Reimund Steberl and the holders of the outstanding shares of capital stock of PMAC. The transactions contemplated by the Merger Agreement were consummated on August 31, 2000 with the merger of PMAC with and into GenesisOne.

           In the merger, each share of common stock, no par value, of PMAC outstanding at the time of the Merger ceased to be outstanding and each such share was converted into the right to receive the initial merger consideration provided for under the Merger Agreement. Holders of PMAC's Class A voting and Class B non-voting common stock received initial merger consideration consisting of an aggregate of 618,992 shares of ANSYS common stock, valued for purposes of such issuance at $10.01563 per
share,  and  cash  in  an  aggregate  amount  of   $5,832,531.24.
Holders of PMAC's Class C non-voting common stock received initial merger consideration aggregating $367,289.92 solely in
cash.   Of  such  initial stock consideration,  an  aggregate  of
123,795  shares of ANSYS common stock were delivered into escrow, to be released on August 31, 2001 or, if later, upon the resolution of any outstanding indemnification claims secured by such shares.
In   addition,   $3,000,000  of  the   initial   aggregate   cash
consideration was delivered into escrow, to be released during the first quarter of 2001 upon and subject to the determination of certain post-closing adjustments and claims.

            The   Merger  Agreement  also  provides  for  certain
additional future payments if the surviving corporation achieves
certain   performance   criteria.   Such additional
contingent consideration will be paid to the former holders of PMAC Class A and Class B common stock 48.4737% in cash and 51.5263% in shares of ANSYS common stock, valued for such purposes at the average closing price for the twenty consecutive trading days preceding the date of such payment.
The total number of shares of ANSYS common stock that will be issued under the Merger Agreement therefore will depend on the future value of ANSYS common stock. The total amount of funds required to pay the initial aggregate cash consideration was $6,199,821.16, which was obtained from the working capital of ANSYS. The aggregate merger consideration was determined on the basis of arms' length negotiations between representatives of ANSYS and PMAC.

           The Merger Agreement and the press release announcing its execution are filed as exhibits to this Current Report on Form 8-K, are incorporated by reference into the text of this
Item 2, and qualify the text of this Item 2 in its entirety.





Item 7.   Financial Statements and Exhibits.

     (a)  Financial  statements  of   businesses
          acquired.

     (b)  Pro forma financial information.

          It is not practicable to provide the financial statements and the pro forma financial information concerning the business acquired under the Merger Agreement on the date that this report is being filed with the Securities and Exchange Commission. The required financial statements and pro forma financial information will be filed by amendment to this report on Form 8-K as soon as practicable, but in any event not later than 60 days after this report is being filed. The Registrant expects to file such financial statements and pro forma financial information on or about November 10, 2000.

     (c)  Exhibits.

          2.1  Agreement  and  Plan  of  Merger,  dated
               August 30, 2000, by and among ANSYS, Inc., GenesisOne Acquisition Corporation, Pacific Marketing and Consulting, Inc., Christine Schoefer, Michael Hohmeyer, Wayne Christopher, Mary Jo Hamilton, Michael Salari, Masoud Doroudian, Diane Poirier, Devendra Rajwade, Jan Soreide, Vijay Shah, Akila Diwakar, Philip Diwakar, Alan Magnuson, Forest Rouse, Vladimir Griaznov, Xiaomin Wang, Jieyong Xu, Jigen Zhou, Manfred Friedrichs, Carsten Martens, Reimund Steberl and Armin Wulf.*

          99.1 Press release, dated August 30, 2000.

          * Certain exhibits and schedules to this Exhibit filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the Commission upon request.













                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ANSYS, Inc.


                                   By:  /s/ James E. Cashman
                                        James E. Cashman, III
                                        President and CEO


Dated: September 13, 2000
















                          EXHIBIT INDEX


Exhibit   Description                                    Page No.

2.1       Agreement and Plan of Merger, dated August  30,   11 - 62
          2000,by and among ANSYS, Inc., GenesisOne
          Acquisition Corporation, Pacific Marketing and
          Consulting, Inc., Christine Schoefer, Michael
          Hohmeyer, Wayne Christopher, Mary Jo Hamilton,
          Michael Salari, Masoud Doroudian, Diane Poirier,
          Devendra Rajwade, Jan Soreide, Vijay Shah, Akila
          Diwakar, Philip Diwakar, Alan Magnuson, Forest
          Rouse, Vladimir Griaznov, Xiaomin Wang, Jieyong Xu,
          Jigen Zhou, Manfred Friedrichs, Carsten Martens,
          Reimund Steberl and Armin Wulf.

99.1      Press release, dated August 30, 2000.             63 - 64